UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 12, 2006

GEOCOM RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-62482

(Commission File Number)

98-0349734

(IRS Employer Identification No.)

Suite 413 - 114 West Magnolia Street, Bellingham, Washington 98225

(Address of principal executive offices and Zip Code)

(360) 392-2898

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

Lopez, Blevins, Bork & Associates LLP (the "Former Accountant") has been dismissed as principal independent accountant of Geocom Resources Inc. (the "Company") on January 12, 2006. The Company has engaged Staley, Okada & Partners, Chartered Accountants, as its principal independent accountant effective January 10, 2006. The decision to change principal independent accountant has been approved by the Company's Board of Directors.

The Former Accountant's audit reports as of June 30, 2005 and 2004 and for the two years then ended on the Company’s financial statements, and the period from incorporation on June 19, 2000 to June 30, 2005 did not contain an adverse opinion or disclaimer of opinion, nor was it clarified or modified as to uncertainty, audit scope, or accounting principles, except as indicated in a paragraph stating that "the accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has no established source of revenue. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

During the two most recent fiscal years ended June 30, 2005 and 2004 and in the subsequent interim periods through the date of dismissal, there were no disagreements with the Former Accountant, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the Former Accountant's satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. Furthermore, the Former Accountant did not advise the Company that internal controls necessary to develop reliable financial statements did not exist, that information had come to the attention of the Former Accountant which made the Former Accountant unwilling to rely on management's representations (or unwilling to be associated with the financial statements prepared by management), or that the scope of the audit should be expanded significantly, or information had come to the Former Accountant's attention that the Former Accountant had concluded would, or if further investigated might, materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent audited financial statements (including information that might preclude the issuance of an unqualified audit report).

During the years ended June 30, 2005 and 2004 and subsequent to June 30, 2005 through the date hereof, neither the Company nor anyone on its behalf consulted with Staley, Okada & Partners, Chartered Accountants, regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor has Staley, Okada & Partners, Chartered Accountants, provided to the Company a written report or oral advice regarding such principles or audit opinion or any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(iv) and (v), respectively, of Regulation S-K with the Company’s Former Accountant.

The decision to change accountants was based solely on a decision by the Company's Board of Directors to attempt to improve its ability to file timely quarterly and annual reports. The Company believes that Staley, Okada & Partners’ experience in reviewing and auditing the financial statements of mineral resource issuers with foreign operations will assist the Company in making timely filings. The Company’s management was unable to find and retain similarly experienced and suitable auditors located in Washington. Located in Vancouver, British Columbia, less than two hours from the Company’s head office in Bellingham, Washington, Staley, Okada & Partners are registered with the United States Public Company Accounting Oversight Board and have clients listed on the AMEX, NASDAQ and OTC Bulletin Board and with operations around the world. The Company plans to apply to the U.S. Securities and Exchange Commission for a waiver allowing the use of an experienced, U.S.-licensed auditor that is based in Canada. If a waiver cannot be granted, the Company will move its mind and management to Canada.

The Company provided the Former Accountant with a copy of this Current Report on Form 8-K prior to its filing with the SEC, and requested that the Former Accountant furnish the Company with a letter addressed to the SEC stating whether the Former Accountant agrees with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which the Former Accountant does not agree. A copy of the letter provided by the Former Accountant, dated January 12, 2006, is attached to this Form 8-K as an exhibit.

The Company has engaged the firm of Staley, Okada & Partners as of January 12, 2006. Staley, Okada & Partners was not consulted at any time prior to its engagement on any matter relating to accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

Item 7. Exhibits.

(16) Letter re: change in certifying accountant

16.1 Letter from Lopez, Blevins, Bork & Associates LLP to the Securities and Exchange Commission, dated January 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOCOM RESOURCES INC.

/s/ John Hiner

__________________________________

John Hiner, President and Director

Date: January 12, 2006.